As filed with the Securities and Exchange Commission on October 23, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

AVANEX CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	94-3285348

(State of Incorporation)	(I.R.S. Employer Identification Number)

40919 Encyclopedia Circle
Fremont, California 94538
(Address of Principal Executive Offices)

1998 Stock Plan
1999 Director Option Plan
1999 Employee Stock Purchase Plan
(Full title of the plans)

Walter Alessandrini
President and Chief Executive Officer
Avanex Corporation
40919 Encyclopedia Circle
Fremont, California 94538
(510) 897-4188
(Name, address and telephone number, including area code, of agent for service)

Copy to:
Mark A. Bertelsen, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304-1050
Telephone: (650) 493-9300

CALCULATION OF REGISTRATION FEE

	Amount		Proposed Maximum		Proposed Maximum
Title Securities to	to be		Offering Price		Aggregate Offering	Amount of
be Registered	Registered (1)		Per Share		Price	Registration Fee

Common Stock, $0.001 per share par value:
To be issued under the 1998 Stock Plan, as amended (the “Stock Plan”)	3,404,155	(2)	$5.60	(3)	$19,063,268	$1,543
To be issued under the 1999 Director Option Plan, as amended (the “Director Plan”)	150,000	(4)	$5.60	(3)	$840,000	$68
To be issued under the 1999 Employee Stock Purchase Plan, as amended (the “ESPP”)	694,725	(5)	$4.76	(6)	$3,306,891	$268

TOTAL:	4,248,880				$23,210,159	$1,879

(1)	This Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the Stock Plan, the Director Plan or the ESPP by reason of any dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of shares of the Registrant’s Common Stock outstanding.

(2)	This amount results from the automatic annual increase to the number of shares of the Registrant’s Common Stock reserved for issuance under the Stock Plan pursuant to the terms of the Stock Plan.

(3)	Computed in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price per share of $ 5.60 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on the Nasdaq National Market on October 17, 2003.

(4)	This amount results from the automatic annual increase to the number of shares of the Registrant’s Common Stock reserved for issuance under the Director Plan pursuant to the terms of the Director Plan.

(5)	This amount results from the automatic annual increase to the number of shares of the Registrant’s Common Stock reserved for issuance under the ESPP pursuant to the terms of the ESPP.

(6)	The proposed maximum offering price per share of $ 4.76 was determined by discounting the offering price per share (as computed in note three above) by 15% in accordance with the terms of the ESPP.

AVANEX CORPORATION

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplement pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Commission:

     1.     The Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2003, filed with the Commission on September 26, 2003, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     2.     The Registrant’s Current Reports on Form 8-K filed with the Commission on August 15, 2003, and September 26, 2003.

     3.     The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed on January 26, 2000 filed pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating such description.

     4.     The description of the Registrant’s Preferred Stock Rights Agreement contained in the Company’s Registration Statement on Form 8-A filed on August 24, 2001, as amended March 28, 2002, and May 30, 2003, filed pursuant to Section 12(g) of the Exchange Act, and any further amendment or report filed hereafter for the purpose of updating such description.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     Not applicable.

Item 6. Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred. The foregoing description is qualified in its entirety by reference to the more detailed provisions of Section 145 of the DGCL.

     The Eighth Article of the Registrant’s Amended and Restated Certificate of Incorporation provides for the indemnification of directors to the fullest extent permissible under Delaware law.

     Article VI of the Registrant’s Bylaws provides for the indemnification of officers, directors and third parties acting on behalf of the Registrant if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the Registrant, and, with respect to any criminal action or proceeding, the indemnified party had no reason to believe his or her conduct was unlawful.

     The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to indemnification provided for in the Registrant’s Bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

     The Registrant carries officer and director liability insurance with respect to certain matters, including matters arising under the Securities Act of 1933, as amended.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.1 (1)	1998 Stock Plan, as amended
4.2 (2)	1999 Employee Stock Purchase Plan, as amended
4.3 (3)	1999 Director Option Plan, as amended
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Deloitte Touche Tohmatsu, Independent Auditors
23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.4	Consent of counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see page II-6)

(1)	Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1, filed with the Commission on December 3, 1999 (Registration No. 333-92097).

(2)	Incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 17, 2002 (Registration No. 333-99645).

(3)	Incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 17, 2002 (Registration No. 333-99645).

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

     (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on October 23, 2003.

AVANEX CORPORATION

By:	/s/ ANTHONY A. FLORENCE

Anthony A. Florence Vice President, Corporate Affairs

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walter Alessandrini and Anthony A. Florence and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this Registration Statement on Form S-8 and to perform any acts necessary in order to file such amendments, and each of the undersigned does hereby ratify and confirm all that said attorneys and agents, or their or his substitutes, shall do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed on October 23, 2003 by the following persons in the capacities indicated.

Signature	Title

/s/ WALTER ALESSANDRINI Walter Alessandrini	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ BRUCE POLLOCK Bruce Pollock	Chief Financial Officer and Vice President, Finance and IT (Principal Financial and Accounting Officer)

/s/ TODD BROOKS Todd Brooks	Director

/s/ VINTON CERF Vinton Cerf	Director

/s/ JOEL SMITH Joel Smith	Director

/s/ SUSAN WANG Susan Wang	Director

INDEX TO EXHIBITS

Exhibit Number	Description

4.1 (1)	1998 Stock Plan, as amended
4.2 (2)	1999 Employee Stock Purchase Plan, as amended
4.3 (3)	1999 Director Option Plan, as amended
5.1	Opinion of counsel as to legality of securities being registered
23.1	Consent of Ernst & Young LLP, Independent Auditors
23.2	Consent of Deloitte Touche Tohmatsu, Independent Auditors
23.3	Consent of PricewaterhouseCoopers LLP, Independent Accountants
23.4	Consent of counsel (contained in Exhibit 5.1)
24.1	Power of Attorney (see page II-6)

(1)	Incorporated by reference to Exhibit 10.2 filed with the Registrant’s Registration Statement on Form S-1, filed with the Commission on December 3, 1999 (Registration No. 333-92097).

(2)	Incorporated by reference to Exhibit 4.2 filed with the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 17, 2002 (Registration No. 333-99645).

(3)	Incorporated by reference to Exhibit 4.3 filed with the Registrant’s Registration Statement on Form S-8, filed with the Commission on September 17, 2002 (Registration No. 333-99645).